EXHIBIT 4.13



________________________________________________________________________________


                                  TRACOR, INC.

                                      AND

                             SUBSIDIARY GUARANTORS

                                      AND

                      U. S. TRUST COMPANY OF TEXAS, N.A.,

                                    TRUSTEE


                                _______________


                          THIRD SUPPLEMENTAL INDENTURE

                         Dated as of September 26, 1996

                                  TO INDENTURE

                         Dated as of November 17, 1994


                                _______________

                                  $14,831,000


              10 7/8% Senior Subordinated Notes dues 2001, Series A

________________________________________________________________________________

                          THIRD SUPPLEMENTAL INDENTURE



       This THIRD SUPPLEMENTAL INDENTURE dated as of September 26, 1996 among Tracor, Inc., a Delaware corporation (the "COMPANY"), the Original Subsidiary Guarantors (as defined below) and the New Subsidiary Guarantors (as defined below), and U.S. Trust Company of Texas, N.A., a national banking association, as Trustee (the "TRUSTEE").


                                R E C I T A L S:

       1. The Company, the Original Subsidiary Guarantors, and the Trustee have previously entered into that certain Indenture dated as of November 17, 1994, as amended by that certain First Supplemental Indenture dated as of April 11, 1995, and by that certain Second Supplemental Indenture dated as of February 22, 1996 (as amended, the "INDENTURE"), pursuant to which up to $14,831,000 of the Company's 10 7/8% Senior Subordinated Notes due 2001, Series A were issued. (The Subsidiary Guarantors (as defined in the Indenture) signatories to the Indenture are herein referred to as the "ORIGINAL SUBSIDIARY GUARANTORS").

       2. Effective as of the date hereof the Company is consummating an Agreement and Plan of Merger pursuant to which, inter alia, Cordant Holdings Corporation, a Delaware corporation ("CORDANT HOLDINGS") is becoming a wholly owned subsidiary of the Company, and Cordant Holdings and its wholly owned subsidiary, Cordant, Inc., a Maryland corporation ("CORDANT"), and Cordant's wholly owned subsidiary, Cordant Federal Services Corporation, a Maryland corporation ("CFSC") will each be guaranteeing the obligations and indebtedness of the Company under the New Bank Credit Facility (as defined in the Indenture). (Cordant Holdings, Cordant and CFSC are herein referred to as the "NEW SUBSIDIARY GUARANTORS").

       3. Pursuant to Section 4.17 of the Indenture, each of the New Subsidiary Guarantors is required to execute and deliver a supplemental indenture to the Indenture, evidencing each such New Subsidiary Guarantor's guarantee of the obligations under the Indenture as specifically required thereby.

       NOW THEREFORE, in consideration of the matters hereinabove recited and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby supplement the Indenture and agree as follows:
                                  ARTICLE ONE

                                  DEFINITIONS

       Section 1.1 Definitions. Capitalized terms not otherwise defined herein shall have the meanings given in the Indenture as supplemented hereby.


                                  ARTICLE TWO

                           NEW SUBSIDIARY GUARANTORS

       Section 2.1 Guarantee of Securities. Each of the undersigned New Subsidiary Guarantors hereby unconditionally, jointly and severally, guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Securities or the obligations of the Company under the Indenture or thereunder in the manner provided in
Section 11.1 of the Indenture and agrees to be bound by all the terms of Article Eleven of the Indenture.

                                 ARTICLE THREE

                                 MISCELLANEOUS

       Section 3.1 Continuation. Except as amended by this Third Supplemental Indenture, the Indenture remains in full force and effect in accordance with its terms.

       Section 3.2 Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Third Supplemental Indenture.

       Section 3.3 Successors. All agreements of the Company and each Subsidiary Guarantor (inclusive of the New Subsidiary Guarantors) in this Third Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successor.

       Section 3.4 Duplicate Originals. All parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.





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       Section 3.5   Severability.  In case any one or more of the provisions
in this Third Supplemental Indenture shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions, shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

       IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the date first written above.



                                      COMPANY:
                                      -------

                                      TRACOR, INC.


                                      By: /s/ Russell E. Painton
                                         ---------------------------------------
                                         Name: Russell E. Painton
                                              ----------------------------------
                                         Title: Vice President
                                               ---------------------------------


                                      TRUSTEE:
                                      -------

                                      U.S. TRUST COMPANY OF TEXAS, N.A.,
                                         as Trustee


                                      By: /s/ John C. Stohlman
                                         ---------------------------------------
                                         Name: John C. Stohlman
                                              ----------------------------------
                                         Title: Vice President
                                               ---------------------------------





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                                      SUBSIDIARY GUARANTORS:
                                      ---------------------

                                      ORIGINAL SUBSIDIARY GUARANTORS:

                                      TRACOR AEROSPACE, INC.
                                      TRACOR APPLIED SCIENCES, INC.
                                      TRACOR FLIGHT SYSTEMS, INC.
                                      VITRO CORPORATION
                                      VITRO SERVICES CORPORATION
                                      QUALITY SYSTEMS, INC.
                                      VITRO TECHNICAL SERVICES, INC.
                                      VITRO SYSTEMS INTERNATIONAL
                                      CORPORATION
                                      GDE HOLDINGS, INC.
                                      GDE SYSTEMS, INC.
                                      GDE SYSTEMS IMAGING, INC.
                                      HEALTHCOM, INC.
                                      HELAVA ASSOCIATES, INC.
                                      AEL INDUSTRIES, INC.



                                      By: /s/ Russell E. Painton
                                         ---------------------------------------


                                      NEW SUBSIDIARY GUARANTORS:

                                      CORDANT HOLDINGS CORPORATION
                                      CORDANT, INC.
                                      CORDANT FEDERAL SERVICES CORPORATION



                                      By: /s/ Peter P. Kusek
                                         ---------------------------------------





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